UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15 (d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): November 1, 2008

AEROGROW INTERNATIONAL, INC.
(Exact name of registrant as specified in its charter)

Nevada	000-50888	46-0510685
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

6075 Longbow Dr. Suite 200, Boulder, Colorado	80301
(Address of Principal Executive Offices)	(Zip Code)

Registrant's Telephone Number, Including Area Code:  (303) 444-7755

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

     ❒ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

     ❒ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

     ❒ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     ❒ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01.  Changes in Registrant’s Certifying Accountant.

On November 1, 2008, Gordon, Hughes & Banks, LLP (“GH&B”) resigned as the independent registered public accounting firm of AeroGrow International, Inc. (the “Company”).  GH&B recently entered into an agreement with Eide Bailly LLP (“Eide Bailly”), pursuant to which Eide Bailly acquired the operations of GH&B.  Certain of the professional staff and shareholders of GH&B joined Eide Bailly either as employees or partners of Eide Bailly and will continue to practice as members of Eide Bailly.  Concurrent with the resignation of GH&B, the Company, through and with the approval of its Audit Committee, engaged Eide Bailly as its independent registered public accounting firm as of November 1, 2008.

The report of GH&B on the Company’s financial statements for the fiscal years ended March 31, 2008 and 2007 did not contain an adverse opinion or a disclaimer of opinion, and was not qualified or modified as to uncertainty, audit scope, or accounting principles.

In connection with the audit for the past two fiscal years and through November 1, 2008, there were no disagreements with GH&B on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of GH&B, would have caused GH&B to make reference to the subject matter of the disagreements in connection with its audit reports on the Company’s financial statements.

Item 9.01.  Financial Statements and Exhibits.

(d)	Exhibits. The following exhibits are filed with this Form 8-K:

Exhibit No.	Description
16.1	Letter from Gordon, Hughes & Banks, LLP to the Securities and Exchange Commission, dated November 3, 2008.

           Portions of this report may constitute “forward-looking statements” as defined by federal law. Although the Company believes any such statements are based on reasonable assumptions, there is no assurance that actual outcomes will not be materially different. Any such statements are made in reliance on the “safe harbor” protections provided under the Private Securities Litigation Reform Act of 1995. Additional information about issues that could lead to material changes in the Company’s performance is contained in the Company’s filings with the Securities and Exchange Commission.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AeroGrow International, Inc.

By: /s/ H. MacGregor Clarke
H. MacGregor Clarke
Chief Financial Officer and Treasurer

DATED:  November 3, 2008

EXHIBIT INDEX

Exhibit No.	Description
16.1	Letter from Gordon, Hughes & Banks, LLP to the Securities and Exchange Commission, dated November 3, 2008.